EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212061) of Where Food Comes From, Inc. of our report dated February 15, 2024 relating to the consolidated financial statements as of and for the year ended December 31, 2023 of Where Food Comes From, Inc., appearing in this Annual Report on Form 10-K for the years ended December 31, 2024 and 2023.

/s/ Causey Demgen & Moore, P.C.

Denver, Colorado

February 15, 2024